SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Marco Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Florida	84-1620092
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1770 San Marco Road Marco Island, Florida	34145
(Address of principal executive officers)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchanges Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:

N/A                                                         (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Shares of Common Stock, $0.01 par value

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description contained under the headings “Description of Securities” in Registrant’s Form SB-2/A filed with the Securities and Exchange Commission (“SEC”) on April 25, 2003, is hereby incorporated by reference into this Registration Statement.

Item 2.	Exhibits.

The following exhibits have been filed with the SEC and are incorporated by reference into this Registration Statement.

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of Marco Community Bancorp, Inc., included as Exhibit 3.1 in the Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on March 7, 2003.

3.2	Bylaws of Marco Community Bancorp, Inc., included as Exhibit 3.2 in the Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on March 7, 2003.

4.1	Specimen Stock Certificate of Marc Community Bancorp, Inc., included as Exhibit 4.1 in the Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on March 7, 2003.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

REGISTRANT: Marco Community Bancorp, Inc. DATE: December 29, 2003

BY:	/s/ Richard Storm, Jr.

Richard Storm, Jr. Director and Chief Executive Officer